UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50387	33-0844285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 371-9100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 31, 2008, John Pound announced that he was resigning, effective March 30, 2008, from the position of Chairman and Chief Executive Officer and as a member of the board of directors (the “Board”) of RedEnvelope, Inc. (the “Company”). Gary Heil, a member of the Board informed the Company on March 30, 2008 that he was resigning from the Board, effective March 30, 2008, for personal reasons.

Item 8.01 Other Events

On March 25, 2008, the Company received a letter from Wells Fargo Retail Finance, LLC (“Wells Fargo”) regarding the Company’s Loan and Security Agreement, dated June 26, 2006 (the “Loan Agreement”), between Wells Fargo and the Company. The letter advised the Company that for various reasons Wells Fargo would no longer provide the Company with the ability to draw on the credit line. As a result, the Company has insufficient funds to continue operations as a going concern.

The Company is currently engaged in discussions with two potential acquirers for the purchase of substantially all of the Company’s assets. However, there is no guarantee that the Company will be able to complete an acquisition in a timely manner, or at all. If the Company does not complete the transaction it may be forced to cease operations. In addition, a potential transaction may involve unexpected costs, liabilities or delays. The Company may be adversely affected by the announcement of the proposed transaction and the related process of soliciting alternative transactions, or by the uncertainty relating to the potential transaction or the possibility of another transaction involving the Company.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this Current Report on Form 8-K include statements which may be preceded by the words “plan,” “will,” “expect,” “believe,” or similar words. Such statements are based upon current expectations and involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to: any failure to address the Company’s funding requirements and continue as a going concern; marketing, advertising and customer acquisition programs and related expenditures may not achieve desired results; cost-control measures may fail to yield satisfactory results; failure of the market to accept the Company’s new or existing products and competition relating to such products; planned and ongoing fulfillment center and system upgrades and enhancements could fail to achieve desired results or cost savings or could take longer or incur greater costs than anticipated to implement; difficulties encountered in, or increased costs of, fulfillment; economic conditions and changes in consumer spending levels; any significant disruption of the Company’s operations due to network or systems failures or disruptions, power outages, regulatory actions, natural disasters or attacks; difficulties encountered in predicting consumer preferences, managing inventory levels or gaining access to popular products; increased or more effective competition from other retailers; difficulties encountered in managing the Company’s growth; increased costs for, or delays or difficulties in the receipt of, merchandise ordered by the Company; seasonality of the retail business; increases in shipping, advertising or marketing costs; intellectual property or other claims that may have an adverse effect on the Company’s financial results product offerings or technology; difficulties encountered in properly staffing the Company’s operations or providing satisfactory customer service; changes in government or regulatory requirements affecting e-commerce that may restrict, or increase the cost of, the Company’s operations; the delisting of the Company’s common stock from the Nasdaq Global Market and other risk factors described in detail in our Report on Form 10-K for the fiscal year ended April 1, 2007 and Quarterly Report on Form 10-Q for the period ended December 30, 2007, including, without limitation, those discussed under the caption, “Risk Factors,” which documents are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. These forward-looking statements are made only as of the date of this Current Report on Form 8-K, and RedEnvelope undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The lack of any update or revision is not intended to imply continued affirmation of forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDENVELOPE, INC.

Dated: March 31, 2008	By:	/s/ Philip E. Neri
Philip E. Neri Chief Financial Officer